                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                      AEGON/TRANSAMERICA SERIES FUND, INC,
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    INFORMATION STATEMENT DATED JULY 30, 2004
                      AEGON/TRANSAMERICA SERIES FUND, INC.
                      ON BEHALF OF MERCURY LARGE CAP VALUE

                              570 CARILLON PARKWAY
                          ST. PETERSBURG, FLORIDA 33716

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

      This information statement is being furnished to the Policyowners invested in Mercury Large Cap Value (formerly, PBHG/NWQ Value Select) (the "Portfolio") of AEGON/Transamerica Series Fund, Inc. ("ATSF" or the "Fund"), to provide information regarding the approval by the Board of Directors (referred to herein as the "Board" or "Directors") of a new sub-advisory agreement (the "Sub-Advisory Agreement") on behalf of the Portfolio, dated May 1, 2004, between AEGON/Transamerica Fund Advisers, Inc. ("ATFA" or "Investment Adviser") and Fund Asset Management, L.P., doing business as Mercury Advisors ("Mercury"), a copy of which is attached hereto as Exhibit A.

      This information statement is provided in lieu of a proxy statement to shareholders of record as of July 20, 2004, pursuant to the terms of an exemptive order (the "Order") issued by the U.S. Securities and Exchange Commission ("SEC") on August 5, 1998. The Order permits ATFA to hire new sub-advisers and to make changes to existing sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Directors who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of those parties ("Independent Directors"), without obtaining shareholder approval. This information statement will be mailed on or about July 30, 2004.

      As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, and the terms of the Sub-Advisory Agreement with Mercury, which the Directors of the Fund have approved, and is included as Exhibit A to this information statement.

      ATSF, a series mutual fund consisting of several separate investment portfolios, is an open-end management investment company registered under the 1940 Act, and is organized as a Maryland corporation. The Fund's principal executive office is located at 570 Carillon Parkway, St. Petersburg, Florida 33716.

                               GENERAL INFORMATION

      At the Board of Directors meeting held on December 2, 2003, the Board unanimously agreed to terminate the sub-advisory agreements with PBHG and NWQ on behalf of the Portfolio to be effective at close of business on April 30, 2004. The Board considered the Portfolio's performance, advisory fees, and turnover rates, and recent regulatory actions and determined that it was in the best interest of shareholders to change the sub-adviser for the Portfolio. The sub-advisory agreements, on behalf of the Portfolio with PBHG and NWQ, were initially approved on December 10, 2001 and entered into on May 1, 2002. Pursuant to paragraph 11 of each agreement, such agreement continues in effect for an initial term until April 30, 2004, and each year thereafter, so long as such continuation is specifically approved at least annually (a) by either the Board, or by the vote of a majority of the outstanding voting securities of the Portfolio; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of ATSF who are not parties to the agreement or interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of any such party.

      Pursuant to paragraph 12 of each sub-advisory agreement, such agreement can be terminated at any time with respect to the Portfolio, without penalty, by the investment adviser or the ATSF Board by giving 60 days' written notice to PBHG or NWQ at their principal place of business, provided that such termination is approved by the Board of Directors, or a vote of a majority of the outstanding voting securities of the Portfolio. Further, each sub-advisory agreement may be terminated by the sub-adviser by giving 60 days notice to the ATSF Board and the investment adviser. PBHG and NWQ were notified, according to the terms of each sub-advisory agreement, that the ATSF Board unanimously voted to terminate their respective contracts. No actions have been taken by the Board with respect to each sub-advisory agreement since the December 2, 2003 meeting.

      At a quarterly Board meeting on March 22, 2004 and March 23, 2004, a majority of the Directors, including a majority of the Independent Directors, upon Management's recommendation, selected Mercury as a comparable investment manager to serve as sub-adviser to the Portfolio. ATFA and Mercury entered into the Sub-Advisory Agreement on May 1, 2004. The terms and conditions of the Sub-Advisory Agreement are substantially identical to the terms and conditions of the predecessor agreements between ATFA and PBHG and NWQ except for the date and the initial term for a period of two years, and except that the sub-advisory fees will be 0.35% of average daily net assets on the first $250; 0.325% of average daily net assets from $250 million to $750 million; and 0.30% of average daily net assets over $750 million, which reflects a decrease in fees. See "Terms of the Sub-Advisory Agreement" below.

      Mercury provides an investment style similar to that of PBHG and NWQ, with a comparable risk/reward ratio. There can be no assurance that the Portfolio's performance will be the same or comparable to its performance when it was managed by PBHG and NWQ. The Board and Management determined that changing the sub-adviser may serve in the best interests of Policyowners. See "Board Consideration of the Sub-Advisory Agreement" below.

      Section 15 of the 1940 Act requires that a majority of the Portfolio's outstanding voting securities approve a sub-advisory agreement. However, pursuant to the Order, ATFA, on behalf of the Fund and any future open-end management investment company managed by ATFA, may enter into sub-advisory agreements with non-affiliated entities on behalf of certain portfolios without receiving prior shareholder approval. On December 15, 1998, shareholders of the Portfolio authorized the Investment Adviser to enter into new sub-advisory agreements without shareholder approval. Therefore, execution and implementation of the Sub-Advisory Agreement does not require shareholder consent.

      The Portfolio will pay for the costs associated with preparing and distributing this information statement to its respective Policyowners. This information statement will be mailed on or about July 30, 2004.

                             THE INVESTMENT ADVISER

      ATFA serves as the Investment Adviser to the Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement") dated as of January 1, 1997, as amended. The Advisory Agreement was initially approved by the Board for a term of two years and is approved annually thereafter in accordance with the terms of the 1940 Act. The Advisory Agreement, as amended, was last approved by the Directors of the Fund, including a majority of the

Independent Directors, on September 9, 2003. The Advisory Agreement was last approved by Policyowners on December 16, 1996.

      ATFA is a Florida corporation with its principal offices located at 570 Carillon Parkway, St. Petersburg, Florida 33716. ATFA is a directly-owned by Western Reserve Life Assurance Co. of Ohio (78%) (Western Reserve) and AUSA Holding Company (22%) (AUSA), both of which are indirect wholly-owned subsidiaries of AEGON N.V. AUSA is wholly-owned by Transamerica Holding Company, which is wholly-owned by AEGON USA, Inc. (AEGON USA), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON N.V., a Netherlands corporation and publicly traded international insurance group.

      The Investment Adviser's Directors and Principal Executive Officer, together with their principal occupations, are listed in Exhibit B. No Officer or Director of the Fund (who is not a Director of the Investment Adviser) owns securities or has any other material direct or indirect interest in the Investment Adviser or is a person controlling, controlled by or under common control with the Investment Adviser.

                         TERMS OF THE ADVISORY AGREEMENT

      Pursuant to the Advisory Agreement for the Portfolio, ATFA is subject to the supervision of the Directors and, in conformity with the stated policies of the Fund, manages both the investment operations of the Portfolio, and the composition of the Fund's portfolios, including the purchase, retention and disposition of portfolio securities. The Investment Adviser is authorized to enter into sub-advisory agreements for investment advisory services in connection with the management of the Fund and each portfolio thereof. The Investment Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreement. For its services, ATFA is compensated by the Portfolio at the rate of 0.80% of average daily net assets on the first $250 million; 0.775% of average daily net assets from $250 million to $750 million; and 0.75% of average daily net assets over $750 million.

      During the Portfolio's most recently completed fiscal year ended December 31, 2003, ATFA received an annual total of $2,523,679 for service as its investment adviser. The amount of investment management fees paid to ATFA had the new advisory fee arrangements been in place during the Portfolio's most recently completed fiscal year would have been $2,507,279, a 0.65% decrease. Under the terms of the previous advisory and sub-advisory agreements, ATFA would have retained $1,261,839 in investment advisory fees for fiscal year ended December 31, 2003 after payment of the sub-advisory fee to PBHG and NWQ. If the current advisory and sub-advisory fees were in effect for that period ATFA would have retained $1,419,570 in investment advisory fees. This change in the amount retained by ATFA reflects an increase of 12.5% retained by ATFA.

      ATFA reviews the performance of all sub-advisers, and makes recommendations to the Directors with respect to the retention and renewal of agreements. In connection therewith, ATFA is obligated to keep certain books and records of the Fund. ATFA also administers the Fund's business affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by Investors Bank & Trust Company, the Fund's custodian, and AEGON/Transamerica Fund Services, Inc., the Fund's transfer and dividend disbursing agent. The management services of ATFA for the Fund are not exclusive under the terms of the Advisory Agreement, and ATFA is free to, and does, render management services to others.

      In connection with its management of the business affairs of the Fund, ATFA bears: (a) all expenses incurred by ATFA or by the Fund in connection with managing the ordinary course of the Fund's business, other than those assumed by a portfolio, as described below; and (b) the fees payable to the sub-adviser pursuant to the sub-advisory agreement between ATFA and a sub-adviser.

      Under the terms of the Advisory Agreement, the Portfolio is responsible for its respective share of the payment of the following expenses: (a) all costs and expenses, including legal and accounting fees, incurred in connection with the formation and organization of the Portfolio, including the preparation (and filing, when necessary) of the Portfolio's contracts, plans and documents; conducting meetings of organizers, directors and shareholders, and all other matters relating to the formation and organization of the Portfolio and the preparation for offering its shares. The organization of the Portfolio for all of the foregoing purposes will be considered completed upon effectiveness of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933 (the "1933 Act"); (b) all costs and expenses, including legal and accounting fees, filing fees and printing costs, in connection with the preparation and filing of the post-effective amendment to the Fund's registration statement to register the Portfolio under the 1933 Act and the 1940 Act (including all amendments thereto prior to the effectiveness of the registration statement under the 1933 Act); (c) investment advisory fees;
(d) any compensation, fees, or reimbursements which the Fund pays to its Directors who are not interested persons of the Fund or ATFA; (e) compensation of the Fund's custodian, administrator, registrar and dividend disbursing agent;
(f) legal, accounting and printing expenses; (g) other administrative, clerical, recordkeeping and bookkeeping expenses; (h) pricing costs, including the daily calculation of net asset value; (i) auditing; (j) insurance premiums, including Fidelity Bond Coverage, Error & Omissions Coverage and Directors and Officers Coverage, in accordance with the provisions of the 1940 Act and the rules thereunder; (k) services for shareholders, including allocable telephone and personal expenses; (l) brokerage commissions and all other expenses in connection with execution of portfolio transactions, including interest; (m) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (n) costs of certificates and the expenses of delivering such certificates to the purchasers of shares relating thereto; (o) expenses of local representation in Maryland; (p) fees and/or expenses payable pursuant to any plan of distribution adopted with respect to the Fund in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder; (q) expenses of shareholders' meetings and of preparing, printing and distributing notices, proxy statements and reports to shareholders; (r) expenses of preparing and filing reports with federal and state regulatory authorities; (s) all costs and expenses, including fees and disbursements, of counsel and auditors, filing and renewal fees and printing costs in connection with the filing of any required amendments, supplements or renewals of registration statement, qualifications or prospectuses under the 1933 Act and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the 1933 Act; (t) all costs involved in preparing and printing prospectuses of the Fund; (u) extraordinary expenses; and (v) all other expenses properly payable by the Fund or the Portfolio.

      The Advisory Agreement provides that ATFA will not be liable for any error of judgment or for any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Advisory Agreement continues in effect for a period of no more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Advisory Agreement also provides that it will terminate automatically if assigned and may be terminated without penalty by the Directors of the Fund, by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or by ATFA, upon 60 days' written notice to the Fund.

      ATFA acts as investment adviser to the following investment companies, in addition to ATSF: Transamerica IDEX Mutual Funds and Transamerica Income Shares, Inc.

                     INFORMATION CONCERNING THE SUB-ADVISER

      Fund Asset Management, L.P., doing business as Mercury Advisors, is a Delaware Limited Partnership and is a wholly-owned subsidiary of ML & Co. Princeton Services, Inc. ("ML&Co.") - General Partner with 1% ML&Co. - Limited Partner with 99%, and is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. Mercury is a registered investment adviser. Mercury and its affiliates had approximately $488 billion in assets under management as of December 31, 2003. Exhibit B sets forth certain information concerning the Principal Executive Officers and Directors of Mercury.

      Mercury provides investment management and related services to other mutual fund portfolios and individual, corporate, charitable and retirement accounts. Exhibit C sets forth certain information regarding each registered investment company portfolio with an investment objective similar to that of the Portfolio advised or sub-advised by Mercury.

INVESTMENT STRATEGY

      The name of the Portfolio has been changed to Mercury Large Cap Value as a result of the change in sub-adviser. The investment objective of the Portfolio is to seek long-term capital growth. In attempting to achieve its objective, the Portfolio will seek to achieve superior long-term performance relative to the Russell 1000 Value Index by investing primarily in a diversified portfolio of equity securities of large cap companies located in the U.S. Mercury seeks to identify well-managed companies with good earnings growth rates selling at a reasonable valuation using a quantitative screening model combined with fundamental research, strict portfolio construction parameters, and risk management controls to seek repeatability of investment success.

INVESTMENT PROCESS

      Mercury follows a quantitative Multifactor Model in selecting securities for the Portfolio that considers such factors as:

   -  Earnings Momentum to include the direction of earnings estimates

   -  Earnings Surprise to include reported earnings vs. expectations

   -  Valuation to include a dividend discount model and relative P/E analysis

      Mercury looks for strong relative earnings growth, preferring internal growth and unit growth resulting from a company's pricing structure. A company's stock price relative to its earnings and book value is also examined; if Mercury believes that a company is overvalued, it will not be considered as an investment for the Portfolio. After the initial screening is done, Mercury relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies that Mercury believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

      Because the Portfolio generally will not hold all the stocks in its index, and because its investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Portfolio is not an "index" portfolio. In seeking to outperform its benchmark, however, Mercury reviews potential investments using certain criteria that are based on the securities index. These criteria currently include the following:

   -  Relative price earnings and price to book ratios

   -  Stability and quality of earnings momentum and growth

   -  Weighted median market capitalization of the portfolio

   - Allocation among the economic sectors of the portfolio as compared to the index

   -  Weighted individual stocks within the applicable index

      In addition, the Portfolio may invest up to 10% of its assets in securities of companies organized under the laws of countries other than the United States that are traded on foreign securities exchanges or in the foreign over-the-counter markets, including securities of foreign issuers that are represented by American Depository Receipts, or "ADRs." Securities of foreign issuers that are represented by ADRs or that are listed on a U.S. over-the-counter market are considered "foreign securities" for the purpose of the Portfolio's investment allocations. The Portfolio anticipates that it would generally limit its foreign securities investments to ADRs of issuers in developed countries.

      As a temporary measure for defensive purposes, the Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may adversely affect the Portfolio's ability to meet its investment objective.

                       TERMS OF THE SUB-ADVISORY AGREEMENT

      The following summary of the Sub-Advisory Agreement is qualified in its entirety by reference to the copy of the Sub-Advisory Agreement attached as Exhibit A to this Information Statement.

      Under the Sub-Advisory Agreement, Mercury is compensated by ATFA (and not the Portfolio) at an annual rate of 0.35% of average daily net assets on the first $250 million; 0.325% of average daily net assets from $250 million to $750 million; and 0.30% of average daily net assets over $750 million. The Sub-Advisory Agreement provides that, subject to ATFA's and the Board's supervision, Mercury is responsible for managing the investment operations of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, Mercury will also provide ATFA with all books and records relating to the transactions it executes and renders to the Directors such periodic and special reports as the Board may reasonably request.

      The Sub-Advisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Directors, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Sub-Advisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (2) the Sub-Advisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Portfolio's management agreement with ATFA, and (3) the Sub-Advisory Agreement may be terminated at any time by Mercury or ATFA on 60 days' written notice to the other party to the Sub-Advisory Agreement.

      The Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Mercury will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolio.

      Mercury is not aware of any financial conditions that are reasonably likely to impair its financial ability to fulfill its commitment to ATFA under the new sub-advisory contract.

                BOARD CONSIDERATION OF THE SUB-ADVISORY AGREEMENT

      At an in-person meeting of the Board, at which a majority of the Directors were in attendance (including a majority of the Independent Directors), the Board of Directors considered and approved the Sub-Advisory Agreement. In considering the approval of the Sub-Advisory Agreement, the Directors, including the Independent Directors, considered whether the approval of the Sub-Advisory Agreement was in the best interests of the Portfolio. At the meeting, the Directors reviewed materials furnished by ATFA and Mercury. ATFA explained to the Directors the research, review and selection process that it employed to identify Mercury as the best potential candidate as sub-adviser to the Portfolio, which included the review of Mercury's due diligence materials by ATFA. ATFA explained the reasons why it selected Mercury and why it recommended that the Directors approve Mercury as the Portfolio's new sub-adviser.

      In determining whether it was appropriate to approve the Sub-Advisory Agreement, the Board requested information, provided by ATFA and Mercury that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel with respect to its deliberations.

      The Board considered a number of factors in approving Mercury including:
1) the proposed fees, determining that they were fair and reasonable in light of the services expected to be provided; 2) the anticipated costs of the services;
3) the investment philosophy and strategy that would be used by Mercury as sub-adviser; and 4) the proposed fees in comparison to the fees paid by similar funds. They noted that the proposed fees also reflect a reduction. The Board further reviewed the nature, quality and extent of the sub-advisory services expected to be provided by Mercury as portfolio manager, its reputation, expertise and resources, and the historical performance of accounts advised by it. They considered Mercury's representations regarding its staffing and capabilities to manage the Portfolio, Mercury's entrepreneurial commitment to the management and success of the Portfolio, and the overall high quality of the personnel, operations, financial conditions, investment management capabilities, methodologies, and performance of Mercury and its affiliates.

      The Board determined that the terms of the Sub-Advisory Agreement were substantially similar to the predecessor agreements between ATFA and PBHG and NWQ, and would not increase fund expenses. Under the predecessor agreements between ATFA and PBHG and NWQ, the sub-advisory fee was payable at the rate of 50% of the fees received by ATFA, less 50% of excess expenses (which PBHG and NWQ shared in proportion to the assets they managed). Under the new Sub-Advisory Agreement between ATFA and Mercury, Mercury shall receive a monthly fee of 0.35% of average daily net assets on the first $250 million; 0.325% of average daily net assets from $250 million to $750 million; and 0.30% of average daily net assets over $750 million.

      During the Portfolio's most recently completed fiscal year ended December 31, 2003, PBHG received $630,920 in sub-advisory fees from ATFA, and NWQ received $630,920 in sub-advisory fees from ATFA, for services rendered to the Portfolio. The aggregate amount of investment management fees paid by ATFA had the new Sub-Advisory Agreement been in place during the Portfolio's most recently completed fiscal year would have been $1,087,709, a 13.80% decrease.

      The Portfolio did not pay any affiliated brokerage fees for the fiscal year ended December 31, 2003.

      Based upon its review of the information requested and provided, the Board concluded that the Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Directors, including the Independent Directors, unanimously approved the Sub-Advisory Agreement.

                             PRINCIPAL SHAREHOLDERS

      As of July 20, 2004, the Portfolio had 25,108,161.405 shares of beneficial interest, representing a cash value of $384,255,233.64. The shareholders of the Portfolio are: Western Reserve Life Assurance Co. of Ohio, Transamerica Occidental Life Insurance Company, Transamerica Life Insurance Company and Transamerica Financial Life Insurance Company, Inc.

                             SHAREHOLDER PROPOSALS

      As a general matter, the Portfolio does not hold annual meetings of shareholders. Policyowners wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposal to the Secretary of ATSF, 570 Carillon Parkway, St. Petersburg, Florida 33716.

      Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. The respective insurance companies for any subsequent shareholders' meeting will vote in its discretion with respect to proposals submitted on an untimely basis.

                                  ANNUAL REPORT

      The Fund will furnish, without charge, a copy of its most recent annual or semi-annual report to shareholders upon request. Any such request should be directed to the Fund by calling (800) 851-9777 or by writing ATSF at P.O. Box 5068, Clearwater, Florida 33758-5068.

                             ADDITIONAL INFORMATION

      The Fund's investment adviser, ATFA, and its transfer agent and administrator, AEGON/Transamerica Fund Services, Inc., are located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Fund's principal underwriter/distributor, AFSG Securities Corporation, is located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0002.

                                     By Order of the Board of Directors,


                                     John K. Carter, Esq., Secretary
                                     AEGON/Transamerica Series Fund, Inc.
                                     St. Petersburg, Florida

Exhibit A - Sub-Advisory Agreement

Exhibit B - Directors and Principal Officer of ATFA and Mercury

Exhibit C - Similar Funds

                                    EXHIBIT A

                             SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     AEGON/TRANSAMERICA FUND ADVISERS, INC.
                                      AND
                           FUND ASSET MANAGEMENT, L.P.

      SUB-ADVISORY AGREEMENT, made as of the 1st day of May, 2004 between AEGON/Transamerica Fund Advisers, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and Fund Asset Management, L.P., ("Sub-Adviser"), a limited partnership organized and existing under the laws of the State of Delaware.

      WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 1997, as amended ("Advisory Agreement"), with the AEGON/Transamerica Series Fund, Inc. (the "Fund"), a Maryland corporation which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, the Fund is authorized to issue shares of Mercury Large Cap Value (the "Portfolio") a separate series of the Fund; and

      WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

      WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as a sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Sub-Adviser is willing to furnish such services.

      NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

      1.    APPOINTMENT.

      Investment Adviser hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2.    DUTIES OF THE SUB-ADVISER.

            A. Investment Sub-Advisory Services. Subject to the supervision of the Fund's Board of Directors ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment Sub-Adviser and shall supervise and direct the investments of the Portfolio's assets under its management in accordance with the Portfolio's investment objective, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or the Fund by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio in a manner consistent with the Portfolio's investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Portfolio or the Investment Adviser, to:

          (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

          (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

            B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

          (1) furnish continuous investment information, advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time; and

          (2) cause its officers to attend meetings of the Fund and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Fund and its officers and Board fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations.

            C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Fund's Articles of Incorporation and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

      3.    COMPENSATION.

      For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive a monthly investment management fee equal to an investment management fee as specified in Schedule A with respect to the amount of the Portfolio's assets managed by the Sub-Adviser during such period. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

      4.    DUTIES OF THE INVESTMENT ADVISER.

            A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement. Notwithstanding the Investment Advisory Agreement, the Sub-Adviser has the authority to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets on behalf of the Portfolio.

            B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

            (1) The Articles of Incorporation of the Fund, as filed with the State of Maryland, as in effect on the date hereof and as amended from time to time ("Articles"):

            (2) The By-Laws of the Fund as in effect on the date hereof and as amended from time to time ("By-Laws");

            (3) Certified resolutions of the Board of the Fund authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

            (4) The Fund's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

            (5) The Fund's Prospectus (as defined above); and

            (6) A certified copy of any publicly available financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange.

      The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

            C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Portfolio or to the public, which refer to the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials without the consent of the Sub-Adviser, which shall not be unreasonably withheld. The Subadviser agrees to respond to the Investment Adviser within fifteen business days (or such other time as may be mutually agreed) after receipt thereof to signify its consent or objection.

      5.    BROKERAGE.

            A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Pursuant to such factors, the Sub-Adviser may utilize one or more of its affiliates as broker for transactions for the Portfolio. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

            B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

            C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement.

      6.    OWNERSHIP OF RECORDS.

      The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1(f) under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Sub-Adviser may retain copies of such records.

      7.    REPORTS.

      The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

      8.    SERVICES TO OTHERS CLIENTS.

      Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      9.    REPRESENTATIONS OF SUB-ADVISER.

      The Sub-Adviser represents, warrants, and agrees as follows:

            A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

            B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and the Fund with a copy of such code of ethics, together with evidence of its adoption.

            C. The Sub-Adviser has provided the Investment Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any material amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

      The Investment Adviser represents, warrants, and agrees as follows:

            The Investment Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Sub- Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

      10.   INDEMNIFICATION.

      The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by any Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to any Portfolio or its shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("disabling conduct"). The Adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

      11.   TERM OF AGREEMENT.

      This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect until April 30, 2006, from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to the Fund, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

      12.   TERMINATION OF AGREEMENT.

      This Agreement shall terminate automatically with respect to the Portfolio upon the termination of the Advisory Agreement with respect to any such Portfolio. This Agreement may be terminated at any time with respect to the Portfolio, without penalty, by the Investment Adviser or by the Fund's Board by giving 60 days' written notice of such termination to the Sub-Adviser at its principal place of business, provided that, if terminated by the Fund, such termination is approved by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of any such Portfolio, or per the terms of the exemptive order - Release No. 23379 - under section 6(c) of the Act from section 15(a) and rule 18f-2 under the Act. This Agreement may be terminated at any time by Sub-Adviser by giving 60 days' written notice of such termination to the Fund's Board and the Investment Adviser at their respective principal places of business.

      13.   AMENDMENT OF AGREEMENT.

      No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

      14.   SUB-ADVISER NAME.

      It is understood and hereby agreed that "Mercury" and "Merrill Lynch" are the property of the Sub-Adviser for copyright and other purposes. The Investment Adviser further agrees that, in the event that the Sub-Adviser shall cease to act as an investment adviser with respect to the investment of assets allocated to the Fund, both the Investment Adviser and the Fund shall promptly take all necessary and appropriate action to change their product names to names which do not include "Mercury" or "Merrill Lynch" provided, however, that the Investment Adviser and the Fund may continue to use "Mercury" or "Merrill Lynch" if the Sub-Adviser consents specifically in writing to such use.

      15.   MISCELLANEOUS.

            A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

            B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

            D. Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

            E. Definitions. Any question of interpretation of any term of provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                   SCHEDULE A

PORTFOLIO                           SUB-ADVISER COMPENSATION                    TERMINATION DATE
---------                           ------------------------                    ----------------
Mercury Large Cap Value    0.35% of the first $250 million of average daily      April 30, 2006
                           net assets; 0.325% of average daily net assets
                           from $250 million to $750 million; and 0.30% of
                              average daily net assets over $750 million


                                    EXHIBIT B

            DIRECTORS AND PRINCIPAL OFFICER OF THE INVESTMENT ADVISER

The address of each director and principal officer is 570 Carillon Parkway, St. Petersburg, Florida 33716.

NAME AND POSITION WITH THE INVESTMENT ADVISER                            PRINCIPAL OCCUPATION/POSITION
---------------------------------------------                            -----------------------------
Brian C. Scott, Director, President and                       Director, President and Chief Executive Officer,
Chief Executive Officer                                       ATSF, Transamerica IDEX Mutual Funds (TA IDEX),
                                                              Transamerica Income Shares, Inc. (TIS); President
                                                              & Director, Transamerica Index Funds, Inc. (TIF);
                                                              Manager, Transamerica Investment Management, LLC
                                                              (TIM); President, Director & Chief Executive
                                                              Officer, ATFA, AEGON/Transamerica Investor
                                                              Services, Inc. (ATIS) & , AEGON/Transamerica Fund
                                                              Services, Inc. (ATFS); Chief Executive Officer,
                                                              Transamerica Investors, Inc. (TII); Director,
                                                              President & CEO, Endeavor Management Co.
                                                              (2001-2002)

Larry N. Norman, Director and Chairman                        President and Chairman, Transamerica Life
                                                              Insurance Company; Manager, TIM (March 2001 -
                                                              present)

John K. Carter, Director, Sr. Vice                            General Counsel, Senior Vice President and
President, General Counsel, Compliance                        Secretary, ATSF, TA IDEX, TIF & TIS; Vice
Officer and Secretary                                         President and Senior Counsel, Western Reserve Life
                                                              Assurance Co. of Ohio; Director, General Counsel,
                                                              Sr. Vice President & Secretary, ATFA, ATIS & ATFS;
                                                              Vice President, AFSG Securities Corp.; Vice
                                                              President, Secretary & Anti-Money Laundering
                                                              Officer, TII; Vice President, TIM; Vice President
                                                              & Counsel (1997-1999), Salomon Smith Barney

Mr. Scott also serves as a Director of the Fund; Mr. Carter serves as an officer of the Fund.

                   DIRECTORS AND PRINCIPAL OFFICER OF MERCURY

The business address of each of the following persons is 800 Scudders Mill Road, Plainsboro, NJ 08536.

        NAME                POSITIONS/OFFICES HELD WITH SUB-ADVISER
        ----                ---------------------------------------
Robert C. Doll, Jr.         President
Andrew Donohue              First Vice President & General Counsel
Don Burke                   Treasurer
Jerry Miller                Senior Vice President
William Bentley             Senior Vice President
Charles Winters             Senior Vice President
Alice Pellegrino            Secretary

No officer or Director of ATSF is an officer, employee, Director or shareholder of Mercury. No officer or Director of ATSF owns securities or has any other material direct or indirect interest in Mercury.

                                    EXHIBIT C

The following table sets forth certain information regarding registered investment companies with similar investment objectives to the Portfolio that are advised or sub-advised by Mercury.



                                                           NET ASSETS AS OF        ANNUAL MANAGEMENT FEE
NAME OF PORTFOLIO WITH SIMILAR INVESTMENT OBJECTIVE        DECEMBER 31, 2003                RATE
---------------------------------------------------        -----------------      -------------------------
        Merrill Lynch Large Cap Value Fund                 $     533,664,102      0.50%
Manufacturers Investment Trust Large Cap Value Fund        $      12,442,000      0.45% on assets up to $100 million

[AEGON TRANSAMERICA LOGO]

570 Carillon Parkway
St. Petersburg, FL 33716-1202